UACSC 97-B
                          UNION ACCEPTANCE CORPORATION
                                   (Servicer)
                              YEAR ENDING 06/30/97

PRINCIPAL BALANCE RECONCILIATION                                               D O L L A R S                              NUMBERS
                                                        CLASS A-1       CLASS A-2        CLASS A-3     TOTAL CLASS A's
                                                     --------------   --------------   -------------    --------------     ------
Original Principal Balance                           171,750,000.00   105,500,000.00   18,508,115.97    295,758,115.97     23,132
Beginning Period Principal Balance                   171,750,000.00   105,500,000.00   18,508,115.97    295,758,115.97     23,132
Principal Collections - Scheduled Payments             3,731,799.05             0.00            0.00      3,731,799.05          0
Principal Collections - Payoffs                        6,633,590.27             0.00            0.00      6,633,590.27        578
Principal Withdrawal from Payahead                             0.00             0.00            0.00              0.00          0
Gross Principal Charge Offs                                8,025.49             0.00            0.00          8,025.49          1
Repurchases                                               15,037.69             0.00            0.00         15,037.69          1
Ending Balance                                       161,361,547.50   105,500,000.00   18,508,115.97    285,369,663.47     22,552
                                                     ==============   ==============   =============    ==============     ======

Certificate Factor                                        0.9395141        1.0000000       1.0000000         0.9648752
Pass Through Rate                                             6.370%           6.700%          6.790%            6.514%

CASH FLOW RECONCILIATION
Principal Wired                                                                                          10,390,682.19
Interest Wired                                                                                            2,010,540.14
Withdrawal from Payahead Account                                                                                  0.00
Repurchases (Principal and Interest)                                                                         15,356.19
Charge Off Recoveries                                                                                             7.10
Interest Advances                                                                                            11,951.45
Certificate Account Interest Earned                                                                          20,464.11
Spread Account Withdrawal                                                                                         0.00
Class A Surety Bond Draw for Class I Interest                                                                     0.00
Class A Surety Bond Draw for Class A
     Principal or Interest                                                                                        0.00

Total Cash Flow                                                                                          12,449,001.18
                                                                                                        ==============

TRUSTEE DISTRIBUTION  (07/09/97)

Total Cash Flow                                                                                          12,449,001.18
Unrecovered Advances on Defaulted Receivables                                                                     0.00
Servicing Fee (Due and Unpaid)                                                                                    0.00
Interest to Class A-1 Certificateholders                                                                    577,413.96
Interest to Class A-2 Certificateholders                                                                    373,059.72
Interest to Class A-3 Certificateholders                                                                     66,325.89
Interest to Class I Certificateholders                                                                      232,293.53
Principal to Class A-1 Certificateholders                                                                10,388,452.50
Principal to Class A-2 Certificateholders                                                                         0.00
Principal to Class A-3 Certificateholders                                                                         0.00
Surety Bond Premium                                                                                          36,418.99
Interest Advance Recoveries from Payments                                                                         0.00
Unreimbursed draws on Class A's Surety
     Bond for Class I Interest                                                                                    0.00
Unreimbursed draws on Class A's Surety
     Bond for Class A Principal or  Interest                                                                      0.00
Deposit to Payahead                                                                                          31,018.41
Certificate Account Interest to Servicer                                                                     20,464.11
Payahead Account Interest to Servicer                                                                             0.00
Excess                                                                                                      723,554.07

Net Cash                                                                                                          0.00
                                                                                                        ==============

Monthly Servicing Fee and the Spread Amount                                                                       0.00
                                                                                                        ==============

Servicing Fee Retained from Interest Collections                                                            156,094.56

SPREAD ACCOUNT  RECONCILIATION
Original Balance                                                                                                  0.00
Beginning Balance                                                                                                 0.00
Trustee Distribution of Excess                                                                              723,554.07
Interest Earned                                                                                                   0.00
Spread Account Draws                                                                                              0.00
Reimbursement for Prior Spread Account Draws                                                                      0.00
Distribution of Funds to Servicer                                                                                 0.00
Ending Balance                                                                                              723,554.07
                                                                                                        ==============

Required Balance                                                                                         14,268,483.17

FIRST LOSS PROTECTION  AMOUNT  RECONCILIATION

Original Balance                                                                                         14,787,905.80
Beginning Balance                                                                                        14,787,905.80
Reduction Due to Spread Account                                                                            (723,554.07)
Reduction Due to Principal Reduction                                                                       (519,422.63)
Ending Balance                                                                                           13,544,929.10
                                                                                                        ==============

First Loss Protection Required Amount                                                                    13,544,929.10
First Loss Protection Fee %                                                                                       2.00%
First Loss Protection Fee                                                                                    23,073.40

SURETY BOND  RECONCILIATION

Original Balance                                                                                        295,758,115.97
Beginning Balance                                                                                       295,758,115.97
Draws                                                                                                             0.00
Reimbursement of Prior Draws                                                                                      0.00
Ending Balance                                                                                          295,758,115.97
                                                                                                        ==============

Adjusted Ending Balance Based
     Upon Required Balance                                                                              285,611,911.45
                                                                                                        ==============
Required Balance                                                                                        285,611,911.45

PAYAHEAD RECONCILIATION

Beginning Balance                                                                                                 0.00
Deposit                                                                                                      31,018.41
Payahead Interest                                                                                                 0.00
Withdrawal                                                                                                        0.00
Ending Balance                                                                                               31,018.41
                                                                                                        ==============
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